UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Sierra Point Parkway, Suite 500
Brisbane, California 94005
 (650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2016, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors (the “Board”) of Innoviva, Inc. (“Innoviva”), the Board elected Barbara G. Duncan as a director, to serve until the next annual meeting of stockholders or until her successor has been duly elected and qualified. In connection with Ms. Duncan’s election, and pursuant to Innoviva’s bylaws, the Board has increased the number of directors from six (6) to seven (7).  Ms. Duncan will also serve on the Audit Committee of the Board.

Pursuant to Innoviva’s non-employee director compensation program, Ms. Duncan received (i) a restricted stock unit award covering 22,914 shares of Innoviva common stock (the “Initial RSU”) and (ii) restricted stock unit award covering 9,547 shares of Innoviva common stock (the “Pro Rata RSU”). The Initial RSU vests in two equal annual installments and the Pro Rata RSU vests in a single installment at the sooner of the next annual stockholder meeting or one-year grant anniversary, in each case subject to Ms. Duncan’s continuous service through the applicable vesting date, except that in the event of Ms. Duncan’s death or in the event of a change of control prior to the termination of Ms. Duncan’s services the Initial RSU and the Pro Rata RSU will immediately vest in full. Ms. Duncan will also receive an annual cash retainer of $50,000 for her role as a board member and $10,000 for her role on the Audit Committee of the Board.

Ms. Duncan and Innoviva have entered into an indemnification agreement requiring Innoviva to indemnify her to the fullest extent permitted under Delaware law with respect to her services as a director.  The indemnification agreement will be in the form entered into with Innoviva’s other directors and executive officers.  This form is attached hereto as Exhibit 99.1.

The Board has determined that Ms. Duncan is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc.

Item 8.01.                     Other Events.

On November 21, 2016, GlaxoSmithKline plc (“GSK”) and Innoviva issued a press release announcing that GSK has filed a New Drug Application with the United States Food and Drug Administration for the once-daily, closed triple combination therapy, fluticasone furoate/umeclidinium/vilanterol (“FF/UMEC/VI”), for patients with chronic obstructive pulmonary disease.

The press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.                     Financial Statements and Exhibits.

(d) Exhibits

99.1

Form of Indemnification Agreement between Innoviva, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.11 to Innoviva Inc.’s Registration Statement on Form S-1 (SEC File No. 333-116384) filed with the SEC on June 10, 2004.

99.2	Press Release dated November 21, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: November 21, 2016	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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